Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-262084) of nCino, Inc., and
(2)Registration Statement (Form S-8 Nos. 333-239907 and 333-254938) of nCino, Inc.;
of our reports dated March 31, 2022, with respect to the consolidated financial statements and schedule of nCino, Inc. and the effectiveness of internal control over financial reporting of nCino, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2022.

/s/ Ernst & Young LLP

Raleigh, North Carolina
March 31, 2022